Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 6, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Mack-Cali Realty Corporation’s Annual Report on Form 10-K for the year ended December 31, 2012.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
March 12, 2013